ASSIGNMENT AND ASSUMPTION OF LEASE

       THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") made this 5 day of February, 2004, by and between TRANSLAKEWOOD, LLC, a Nevada limited liability company ("Assignor"), having an address at 1605 Lake Las Vegas Parkway, Henderson, Nevada 89011, and AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP, a Minnesota limited partnership, and AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP, a Minnesota limited partnership (as tenants in common, together collectively referred to as "Assignee"), having an address of 1300 Wells Fargo Place, 30 Seventh Street East, St. Paul, Minnesota 55101.

                    W I T N E S S E T H:

     WHEREAS, Assignor is the owner of certain real property located at 14145 West Colfax Avenue, Lakewood, Jefferson
County, Colorado (the "Property");

      WHEREAS, Assignor has leased the Property to  Sterling
Jewelers Inc., a Delaware corporation ("Sterling"), pursuant to that certain Lease Agreement dated August 6, 2002 (the
"Lease"); and

      WHEREAS, Assignor desires to assign its right, title and interest in and to the Lease to AEI Real Estate Fund XVIII Limited Partnership, an undivided fifty percent (50.0%) interest as a tenant in common; and AEI Net Lease Income & Growth Fund XIX Limited Partnership, an undivided fifty percent (50.0%) interest as a tenant in common, and Assignee desires to assume Assignor's right, title and interest in and to the Lease;

       NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

       1. Assignment. Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the date first above written (the "Effective Date"), all of Assignor's right, title and interest in and to the Lease.

     2. Acceptance of Assignment and Assumption. Assignee hereby accepts the foregoing assignment, and hereby assumes and agrees to be bound by and perform all of Assignor's obligations and liabilities to be performed and/or occurring under the Lease on or after the Effective Date, including, without limitation, the obligations for return of security deposits as provided in the Lease and/or required by law, and any and all obligations for any and all leasing commissions, brokerage fees and similar payments which become due and payable after the Effective Date, including, without limitation, any and all leasing commissions, brokerage fees and similar payments which become due and payable in connection with the exercise of any option or right under the Lease.

      3. Indemnification. (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the landlord thereunder which were to be performed before the Effective Date.

           (b) Assignee hereby indemnifies Assignor, and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or perform, on or after the Effective Date, all the obligations of the landlord thereunder which are to be performed on or after the Effective Date.

      4. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Retained Rights. Assignee hereby agrees that Assignor may, at Assignor's election and expense, proceed at law or equity to collect any delinquent rents accruing under the Lease prior to the Effective Date. Assignor hereby agrees that Assignee shall have no obligation to collect any rent due prior to the Effective Date under the Lease; provided, however, that in the event Assignee is paid rent from a tenant that has delinquent rent accruing prior to the Effective Date, and such payment is in excess of current rent due and payable under the Lease and any collection costs incurred by Assignee to collect such rents, then Assignee agrees to pay such excess amount to Assignor as soon as reasonably practicable after the date of receipt by Assignee.

     6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.



[The  remainder  of  this page has been  intentionally  left
blank.         Signature       pages       to       follow.]


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the day and year first set forth above.

ASSIGNOR:                TRANSLAKEWOOD, LLC,
                         a Nevada limited liability company

                         By:  TransLakewood Management
                              Corporation,
                              a Nevada corporation, its
                              managing member


                         By:  /s/ John R Plunkett Jr
                         Name:    John R Plunkett Jr
                         Title:   President




STATE OF NEVADA          )
                         ) ss.
COUNTY OF CLARK          )

      The foregoing was acknowledged before me this 29th day of January, 2004, by John R Plunkett Jr, the President of TransLakewood Management Corp., a Nevada corporation, the manager of TransLakewood, LLC, a Nevada limited liability company, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by authority of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of aforesaid, the day and year last above-written.

                              /s/ Teresa A Neuman
                                  Notary Public

[notary stamp]

ASSIGNEE:                AEI REAL ESTATE
                         FUND XVIII LIMITED PARTNERSHIP,
                         a Minnesota limited partnership

                         By:  AEI FUND MANAGEMENT XVIII, INC.,
                              a   Minnesota  corporation,  its
                              General Partner


                         By:   /s/ Robert P Johnson
                                   Robert P. Johnson,  its President

                         AEI NET LEASE INCOME & GROWTH
                         FUND XIX LIMITED PARTNERSHIP,
                         a Minnesota limited partnership

                         By:  AEI FUND MANAGEMENT XIX, INC.,
                              a   Minnesota  corporation,  its
                              General Partner


                         By: /s/ Robert P Johnson
                                 Robert P. Johnson, its President


STATE OF MINNESOTA       )
                         ) ss.
COUNTY OF RAMSEY         )


      The foregoing was acknowledged before me this day of January, 2004, by Robert P. Johnson, the President of AEI Fund Management XVIII, INC., a Minnesota corporation, the General Partner of AEI Real Estate Fund XVIII Limited Partnership, a Minnesota limited partnership, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by authority of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of aforesaid, the day and year last above-written.

                              /s/ Jennifer L Schreiner
                                      Notary Public
[notary stamp]

STATE OF MINNESOTA       )
                         ) ss.
COUNTY OF RAMSEY         )

      The foregoing was acknowledged before me this day of January, 2004, by Robert P. Johnson, the President of AEI Fund Management XIX, INC., a Minnesota corporation, the General Partner of AEI NET LEASE INCOME & GROWTH FUND XIX
LIMITED PARTNERSHIP, a Minnesota limited partnership, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said corporation by authority of its Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of aforesaid, the day and year last above-written.

                             /s/ Jennifer L Schreiner
                                   Notary Public
[notary stamp]




                          EXHIBIT A
                      Legal Description

Lot 2, Block 6, COLORADO MILLS SUBDIVISION, County of
Jefferson, State of Colorado, as shown on the plat recorded on December 21, 2001, in Plat Book 164, at Map 47, and at
Reception No. F1385925.









                                               Store No. 422
                                              Colorado Mills
                                   Jefferson County, Colorad



                            LEASE

                           BETWEEN

                      TRANSLAKEWOOD LLC
             a Nevada limited liability company

                             AND

                    STERLING JEWELERS INC
                   a Delaware corporation


                    Dated August 6, 2002







                            LEASE


     In consideration of the rents and covenants set forth below, Landlord (as hereinafter defined) hereby leases to Tenant (as hereinafter defined), and Tenant hereby leases from Landlord, the Premises (as hereinafter defined), upon the following terms and conditions:

                          ARTICLE I
                FUNDAMENTAL LEASE PROVISIONS

     The provisions in this Article shall be referred to in this Lease as the "Fundamental Lease Provisions."

     1.1 Exhibits to Lease. The following exhibits are attached to and made a part of this Lease, and are incorporated herein by reference:

     Exhibit " A ". The description of the Premises.

     Exhibit "B". The site plan showing the location of the Premises (parcel D-2 or Lot 2) and the Building, parking areas, driveways and common area and containing other general information relative to the development of the Premises Site (the "Site Plan").

     Exhibit "C". A list of the plans and specifications prepared and provided by Tenant and approved by Landlord, wherein are detailed Landlord's Work (as hereinafter defined) in the Premises. Exhibit "C" shall include the plans and specifications for Tenant's satellite dish.

     Exhibit  "C-l  ".  The  list of  items  which  comprise
Tenant's Work (as hereinafter defined).

     Exhibit "D". The plans and specifications prepared and provided by Tenant and approved by Landlord, wherein are detailed Tenant's exterior sign(s).

     Exhibit  "E". The projected cost to perform  Landlord's
Work.

     Exhibit "F". Tenant's Trade Fixtures which shall remain the personal property. of Tenant and may be removed upon expiration or termination of this Lease.

     Exhibit "G". The Prohibited Uses.

     Exhibit "H".  The certification of gross sales.




     1.2 Definitions. Unless otherwise defined herein, capitalized terms used in this Lease shall have the meanings listed in the Fundamental Lease Provisions.

     Building:            shall mean the building containing
                    approximately 6,000 square feet of floor
                    area   and   all  improvements   thereto
                    (including   Tenant's   Work)   to    be
                    constructed  on  the  Premises  and   as
                    identified   on  Exhibit  "B"   attached
                    hereto.

Colorado Mills Purchase
and Sale Agreement:             shall   mean  that   certain
                    .agreement   between   Colorado    Mills
                    Residual Limited Partnership, as Seller, and Landlord, as buyer, entered into on or about April 24, 2002 whereby Landlord has the right to purchase the Premises.

Commencement Date:        shall  mean the earlier  of  sixty
                    (60)  days  after the Delivery  Date  or
                    .the day that Tenant opens for and conducts business in the Premises.

Construction Period:             shall   mean   the   period
                    commencing upon the execution of this Lease and ending one hundred fifty (150) days following the date of the Permit Approval Notice

Cross Access Areas:       shall have the same meaning as set
                    forth in the Deed Restrictions.

Deed Restrictions:          shall    mean   those    certain
                    restrictions contained in the Deed which transferred the Premises from Colorado Mills Residual Limited Partnership to Landlord pursuant to the Colorado Mills Purchase and Sale Agreement.

Delivery Date:                  shall  mean  the  date  that
                    Landlord delivers the Premises to Tenant
                    with   Landlord's  :Work   substantially
                    complete such that Tenant may reasonably enter the Premises to perform Tenant's Work.


Fixed Monthly Rent:            12% of the Premises Cost  (as
                    detailed  on  Exhibit  "E")  divided  by
                    twelve,   subject   to   proration   and
                    adjustment as provided in Section 2.3.

Force Majeure:                 shall mean the occurrence  of
                    one  of  the  below listed events  which
                    prevents,   delays   or   hinders    the
                    performance   of   any   act    required
                    hereunder: strikes, lockouts,  inability
                    to  procure materials, fai1ure of power,
                    restrictive   governmental    laws    or
                    regulations,  riots, insurrection,  war,
                    or  any  other reason of a like.  nature
                    not  the  fault of the party delayed  in
                    performing   work  or  doing   any   act
                    required under the terms of this Lease.





Gross  Leasable  Area:          shall  mean  the  number  of
                    square feet of the Building.


Increase Date:                fifth (5th) anniversary of the
                    Commencement  Date, and every  five  (5)
                    years   thereafter,  including   Renewal
                    Teffi1s  ten  percent (10%) twenty  (20)
                    Lease Years and any Partial Lease Years, commencing on the Commencement Date.

Landlord:           TransLakewood, LLC,
                    Attention: John R. Plunkett, Jr.
                    1605 Lake Las Vegas Parkway
                    Henderson, Nevada 89011
                    FAX: (702) 564-9886

With a copy to:

                    Stephen Shapiro, Esq.
                    1605 Lake Las Vegas Parkway
                    Henderson, Nevada 89011
                    F AX: (702) 565-2266

Landlord's Work:           shall   mean  the  work   to   be
                    perfoffi1ed  by or at the  direction  of
                    Landlord  in constructing the  Premises,
                    the  Building  and related improvements,
                    as   more   particularly  specified   in
                    Article 15 below and Exhibit "C".

Lease Year:                    shall mean a period of twelve
                    (12)  consecutive calendar months during
                    the Term, the first of which shall begin
                    on   the  first  day  of  February  next
                    following the Commencement Date, (unless the Commencement Date shall. be the first day of February; in which event the first lease year shall begin on the Commencement Date ) and ending on the following January 31.

Maintenance Assessments: shall Have the' same meaning as is set forth in the Deed Restrictions. .



Master Declaration:           shall mean that certain Master
                    Declaration  of  Easements,   Covenants,
                    Conditions  and  Restrictions  made   by
                    Colorado Mills Limited PaI:1nership  and
                    Colorado Mills Residual Partnership and recorded on November 13, 2001 in the records of Jefferson County, Colorado at Reception Number F1357452.

Partial Lease Years:          shall mean the period, if any,
                    of fewer than twelve (12) consecutive calendar months between the Commencement Date and the first day of the first Lease Year and the period, if any.

Permitting Period:        shall mean the period beginning on
                    the date Landlord executes this Lease and ending on June 20, 2002.

Permitted Uses:           shall mean a retail jewelry  store
                    operating  under the trade name  "Jared,
                    The  Galleria of Jewelry" and  which  is
                    substantially   identical    (including,
                    without  limitation,  with  respect   to
                    store  design, inventory and operations)
                    to  those certain Jared, The Galleria of
                    Jewelry  stores currently  operating  in
                    the  Denver, Colorado region;  provided,
                    however, Tenant may operate the Premises
                    under a different trade name so long  as
                    all   Jared,  The  Galleria  of  Jewelry
                    stores in the Denver, Colorado region are operating under such modified trade name; or such other uses as permitted by
                    Section 3.1.

Plans and Specifications:      shall  mean  the  plans   and
                    specifications  for the construction  of
                    the   Premises,  a  list  of  which   is
                    attached hereto as Exhibit "C",  as  the
                    same   may   be  modified   by   written
                    agreement by and between Landlord and Tenant.

Premises                       that  certain  real  property
                    more particularly described in Exhibit A
                    which is generally depicted as Parcel D-
                    2  on  the Site Plan, together with  all
                    improvements   thereon,    located    in
                    Jefferson    County,   Colorado.     The
                    Premises  shall  include  the  right  of
                    Tenant,  together  with  its  employees,
                    agents,  customers,  business  invitees,
                    business  guests and licensees,  to  use
                    that  certain  non-exclusive,  perpetual
                    easement  for  pedestrian and  vehicular
                    traffic, ingress and egress, and  access
                    to,  from  and between the Premises  and
                    that  certain  tract or parcel  of  land
                    designated on the Site Plan as Parcel D-
                    l,  the-  Shared Driveway and the  Cross
                    Access  Area,  and  all  access  drives,
                    access   roads  and  other  improvements
                    installed   for  purposes  of  affording
                    access,  ingress  and egress  which  are
                    located  from  time  to  time   on   the
                    Premises and Parcel D-l.



Premises Cost:                  shall   mean  the  cost   to
                    perfonl1 Landlord's Work, which cost is computed on Exhibit "E" attached hereto and made a part hereof, subject to adjustment as provided in Article 2.3.

Premises  Site:                shall mean the land described
on Exhibit " A ".

Promotion Assessment:            shall   mean   the   annual
                    assessment    for   the    purpose    of
                    advertising and promoting businesses  to
                    be  conducted upon the Premises and  the
                    other   properties  in  the  development
                    where   the  Premises  are  located   as
                    provided  in  Article 7  of  the  Master
                    Declaration.

Renewal  Terms:           two (2) terms of five (5)  year(s)
                    each.

Seller:                   shall mean Colorado Mills Residual
                    Limited Partnership.

Shared Driveway:         shall have the same meaning as  set
                    forth in the Deed Restrictions.

Sign   Drawings:             shall  mean   the   plans   and
                    specifications for Tenant's exterior
                    sign (s) on the Premises, in the form of Exhibit "D", as the same may be modified by written agreement by and between Landlord and Tenant

Study Period:                 shall mean that period of time
                    commencing on the Effective Date of  the
                    Colorado   Mills   Purchase   and   Sale
                    Agreement   (as  defined  therein)   and
                    ending sixty (60) days thereafter.


Tenant:             Sterling Jewelers Inc.
                    375 GhentRoad
                    Akron, Ohio 44333
                    Attn: Real Estate Department
                    FAX: (330) 668-5050

                    With copies to:

                    Brouse McD.owell LP A
                    1001 Lakeside A venue, Suite 1600
                    Cleveland, Ohio 44114
                    Attn: David A. Lum, Esq.
                    F AX: (216) 830-6807

Tenant's Work:                 shall mean the work, if  any,
                    to be perfonl1ed by or at the direction of Tenant in fixturing the Premises as more specifically identified on Exhibit "C-l ", attached hereto.



Title Commitment:        shall have the same meaning as set
                    forth in the Colorado Mills Purchase and Sale Agreement.

Title Matter:                 shall have the same meaning as
                    set forth in the Colorado Mills Purchase and Sale Agreement.

Title Review Period:           shall mean the time period up
                    to and including June 7, 2002.

Trade Fixtures:               those items listed on attached
                    Exhibit "F", which are and shall remain
                    the personal property of Tenant.


                          ARTICLE 2
                        TERM AND RENT

     2.1 Term. The Initial Term of this Lease shall be as set forth in the Fundamental Lease Provisions. Provided Tenant is not then in default under this Lease Tenant shall have the option to extend the Initial Term by the number of successive Renewal Terms described in the Fundamental Lease Provisions by giving Landlord written notice of its election to extend the term of this Lease by the succeeding Renewal Term not less than one hundred eighty (180) days prior to expiration of the Initial Term or the then-running Renewal Term as the case may be. Excepting the amount of the Fixed Monthly Rent, as adjusted, the terms and conditions of this. Lease shall apply during each Renewal Tenn. The Initial Term, as it may be extended by one or more Renewal Terms, shall be hereinafter referred to as the "Lease Term".

     2.2 Intentionally Omitted.

     2.3 Fixed Monthly Rent. For the use and occupancy of the Premises, Tenant shall pay Landlord the Fixed Monthly Rent, in advance and without demand, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter during the Lease Term, without any offset or deduction except as specifically provided for herein. The Fixed Monthly Rent in effect immediately prior to the Increase Date shall increase by the Increase Percentage on each Increase Date. Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the Commencement. Date to the end of such calendar month at an. amount equal to 1/30th of the Fixed Monthly Rent for each day. Should the Lease Term end on a day other than the last day of a calendar month, then the rental for such fractional month shall be computed on a daily basis at an amount equal to 1/30th of the Fixed Monthly Rent for each day. Tenant shall pay Landlord the Fixed Monthly Rent in lawful money of the United States at the address for Landlord set forth in the Fundamental Lease Provisions, or to such other persons or at such other places as Landlord may designate in writing to Tenant. Landlord and Tenant acknowledge that the Premises Cost computation on Exhibit "E" is an estimate, and agree to supplement and/or amend Exhibit "E" after the Premises Cost is actually determined. Landlord and Tenant shall retroactively adjust the Fixed .Monthly Rental payments once the computation of Exhibit "E" has been finalized. In the event the cost of developing and constructing the Premises, including the Building and related improvements, increases as a result of a change in the Plans and Specifications requested by Tenant or an unforeseen event or circumstance beyond the control of the parties hereto, such increase in cost shall, at the option of Tenant, (i) be paid by Tenant; or (ii) be added to the Premises Cost and Fixed Monthly Rent shall be adjusted accordingly; provided, however, that if the additional cost of developing and constructing the Premises is due to the gross negligence or willful misconduct of Landlord, then Tenant shall have no liability therefor and the Premises Cost and Fixed Monthly Rent shall not be increased as a result thereof, such cost being the sole responsibility of Landlord.

     2.4 Additional Rent. In addition to the Fixed Monthly Rent, as increased, Tenant shall pay to the parties respectively entitled thereto all insurance premiums, Taxes (as defined in Article 4), the Maintenance Assessments (as defined in Section 2.8), the Promotion Assessment ( as defined in Section 2.8), operating charges, maintenance charges, construction costs, reasonable accounting and legal fees, and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term (collectively , the "Additional Rent"). Tenant shall furnish to Landlord, promptly after payment of any Taxes or insurance premiums, and, with respect to ally other Additional Rent, promptly upon request of Landlord, official receipts or other satisfactory proof evidencing payment of such Additional Rent. Upon Tenant's failure to pay such Additional Rent on more than one occasion during any twelve month period, where after written notice thereof from Landlord to Tenant such second event of failure shall continue for a period of ten (10) days, Landlord shall have the option to require Tenant to deposit with Landlord (i) funds sufficient for the payment of the current. Additional Rent required to be paid by Tenant hereunder, and (ii) one-twelfth of the current annual or annualized Additional Rent, as the case may be ( or those of the preceding years if the current amounts thereof have not been fixed), in advance and on the same day upon which the Fixed Monthly Rent is due.

     2.5 Late Charge. If any installment of the Fixed Monthly Rent, or any other payment provided for under this Lease which is payable by Tenant, is not received by Landlord within ten (10) days after written notice from Landlord to Tenant that such payment is overdue, Tenant shall pay Landlord an amount equal to 4% of the overdue amount as a late charge (the "Charge"). Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment by Tenant. Acceptance of the Late Charge by. Landlord shall not constitute a waiver of Tenant's default, if any, with respect to the overdue amount, nor prevent Landlord from exercising ;any other rights and remedies available to Landlord under this Lease.

     2.6 Interest on Overdue Amounts. The Fixed Monthly Rent, the Additional Rent and all other amounts due Landlord under this Lease which are: not paid when due shall bear interest at a per annum rate equal to the prime rate of interest charged by the then largest chartered bank in the state where the Premises is located plus 2% from the date due until paid; provided, however, that if such rate sha1J ..exceed the lawful rate of interest which, Landlord is entitled to , charge under applicable law, then the per annum rate of interest on any such overdue amounts shall be the maximum rate permitted by applicable law.



     2. 7 Net Lease. This Lease is what is commonly called a "triple net lease," it being understood that Landlord shall receive the Fixed Monthly Rent free and clear of any and all Taxes, other Additional Rent, liens, charges, liabilities or expenses of any nature whatsoever incurred in connection with the ownership and operation of the Premises.

     2.8  Maintenance Assessments and Promotion  Assessment:
Public Improvement Fees. Landlord and Tenant understand and acknowledge that there may be a certain Maintenance Assessments and Promotion Assessment (the " Assessments") and certain public improvement fees ("PIF") against the Premises pursuant to the Deed Restrictions, Master Declaration or other documents affecting the Premises. Such Assessments and PIF shall be the sole responsibility of Tenant during the term of this Lease and shall be paid by Tenant as and when such Assessments and PIF become due and payable. The rights and responsibilities pursuant to such Assessments and PIF shall "pass-through" to Tenant and shall be binding on and inure to the benefit of Tenant. Landlord shall cooperate with Tenant to seek enforcement of any rights or remedies with respect to such Assessments and PIP.

     2.9 Intentionally omitted.


                          ARTICLE 3
                     USE OF THE PREMISES

     3.1 Use of the Premises. Tenant shall use the Premises solely for the Permitted Uses ,: or any other lawful purpose; provided, however, that any such use shall be for a single commercial purpose only, shall be subject to all matters of record, and shall not diminish the value of the Premises or violate any applicable zoning codes, the Master Declaration, the Prohibited Uses (as set forth on attached Exhibit "a"), or any existing exclusive or restrictive uses which Seller or its affiliates may grant for the benefit of another owner or occupant of the development of which the Premises are a part. This Lease is and shall be subject to the terms and provisions of the Master Declaration and the Deed Restrictions (including, without limitation, Seller's rights to re-enter the Premises pursuant to Paragraph 5 of the Deed Restrictions).

     3.2 Condition of Premises. Subject to the due diligence periods and contingency periods provided in this Lease, except as otherwise provided in this Lease including, but not limited to, Article 15" hereof, Tenant accepts the Premises "in .its ''as is'.' condition. and acknowledges thai Landlord makes no warranty with respect to the Premises.




     3.3 Compliance With Law.

     3.3.1 Tenant shall, at Tenant's sole expense, comply in all material respects with all applicable laws, ordinances, orders, rules, or regulations of any governmental authorities and with any directive of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof or signage thereon, including, without limitation, any governmental law or statute, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect relating to the environment, health or safety .

     3.3.2 Tenant shall not use or permit the Premises to be used in any manner which will result in waste, reasonable wear and tear and casualty damage (to the extent not required to be repaired or restored by Tenant pursuant to this Lease) excepted, or the creation of a nuisance, and Tenant shall maintain the Premises free of any objectionable noises, odors, or disturbances.

     3.4 Environmental Compliance. Excepting acts or omissions of Landlord or its agents, for which Tenant shall have no liabilities, Tenant acknowledges the following:
     3.4.1 Tenant shall, at its sole cost and expense at all times during the Term, comply in all respects with the Environmental Laws (as defined below) in its use and operation of the Premises.

     3.4.2 Tenant shall not use the Premises for the purpose of storing Hazardous Materials (as defined below) except those Hazardous Materials commonly used in the type of business being conducted by Tenant on the Premises and provided such use and storage is in full compliance with the Environmental Laws and other applicable law, and shall not cause the release of any Hazardous Materials.

     3.4.3 Tenant shall notify Landlord promptly and in reasonable detail in the event that Tenant becomes aware of or suspects (i) the presence of any Hazardous Materials on the Premises (other than any Permitted Hazardous Materials, as defined below), or (ii) a violation of the Environmental Laws on the Premises.

     3.4.4 If Tenant uses or permits the Premises to be used so as to subject Tenant Landlord or any occupant of the Premises to a claim of violation of Environmental Laws (unless contested in good faith by appropriate proceedings), Tenant shall, at its sole cost and expense, immediately cease 9r cause cessation of such use or operations and shall remedy and fully cure any conditions arising therefrom.

     3.4.5 At its sole cost and expense, Tenant shall (i) immediately pay, when due, the cost of compliance with the Environmental Laws within the Premises required as a result of any acts or omissions of Tenant, or as otherwise required by this Lease, and (ii) keep the Premises free of any liens imposed pursuant to the Environmental Laws. Tenant shall, at all times, use, handle and dispose of any Permitted Hazardous Material in a commercially reasonable manner and in compliance with the Environmental Laws and applicable industry standards. Tenant shall cooperate with Landlord in any program between Landlord and any governmental entity for proper disposal and/or recovery of any Permitted Hazardous Material.

3.4.6 Tenant shall indemnify, save and hold Landlord harmless from and against any claim, liability, loss, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any violation of the covenants of Tenant contained in this Section by Tenant, or out of any violation of the Environmental Laws by Tenant, its owners, employees, agents, contractors, customers, guests and invitees, which indemnity obligation shall survive the expiration or termination of this Lease.

     3.4.7 In the event that Tenant fails to comply with the any of the foregoing requirements of this Section, after the expiration of the cure period permitted under the Environmental Laws, if any, Landlord may, but shall not be obligated to (i) elect that such failure constitutes a default under this Lease; and/or (ii) take any and all actions, at Tenant's sole cost and expense, that Landlord deems necessary or desirable to cure any such noncompliance. Tenant shall reimburse Landlord for any costs incurred by Landlord in exercising its options under this subsection within five (5) days after receipt of a bill therefor.

     3.4.8 Landlord shall indemnify, save and hold Tenant harmless from and against any claim, liability, loss damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in any way relating to any violation of the Environmental Laws by or the existence or presence of Hazardous Materials on the Premises due to the acts or omissions of Landlord, its owners, employees, agents, contractors, invitees or representatives, which indemnity obligation shall survive the expiration or termination of this Lease.

     3.4.9 Landlord acknowledges and covenants that in the event that through no fault of Tenant, Tenant's use, occupancy and enjoyment of the Premises ("Occupancy") shall be materially interfered with by reason of the existence or remediation of any Hazardous Materials for a period of two
(2) years or more, then Tenant shall have the right to terminate this Lease by giving written notice tc Landlord of its election to do so, whereupon this Lease shall automatically terminate and end effective as of the date of such notice and neither party shall . have any further obligations hereunder; PROVIDED, HOWEVER, Landlord may nullify Tenant's notice of termination if at the time such notice is given Landlord shall be diligently prosecuting the rectification of such Hazardous Materials interference and thereafter completes the rectification in accordance with all applicable governmental laws, codes, regulations and. . requirements within one (1) year after the date of Tenant's termination notice, whereupon this Lease shall continue in full force and effect in accordance with its terms. During any time period where Tenant's Occupancy is so interfered, Landlord and Tenant agree to work together and cooperate with one another to rectify and remediate any Hazardous Materials existing on the Premises and to recover any and all costs and expenses related thereto from the party responsible for such Hazardous Materials.


     3.4.10 The provisions of this Section shall survive the expiration or termination of the Lease Tenn.

     Capitalized  terms  used  in  this  Section   and   not
otherwise defined herein shall have the following meanings.

     "Hazardous Materials" means any of the following as defined by the Environmental Laws: solid wastes; medical or nuclear waste or materials; toxic or hazardous substances; natural gas, liquefied natural gas or synthetic fuel gas; petroleum products or derivatives, wastes or contaminants (including, without limitation, polychlorinated biphenyls); paint containing lead; urea-fonnaldehyde foam insulation; asbestos (including, without limitation, fibers and friable asbestos); explosives; discharges of sewage or effluent; and any other substance, gas or other material regulated by federal, state, local or other governmental laws, ordinances, or restrictions.

     "Environmental Laws" means all requirements of environmental, ecologicial, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including all requirements imposed by any law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority , which relate to
(i) noise; (ii) pollution or protection of the air, surface water, ground water, or land; (iii) solid, gaseous, or liquid waste generation treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

     "Permitted Hazardous Material" means any Hazardous Materials which are necessary and commercially reasonable for the provision of any good or service related to the Permitted Uses, provided the use and storage thereof is in full compliance with the Environmental Laws and other applicable laws.

     3.5 Pern1its and Licenses. After Tenant's acceptance of Landlord's delivery of the Premises, Tenant shall be solely responsible to apply for and secure any building permit or permission of any duly constituted authority for the purpose of doing any of the things which Tenant is required or permitted to do under the provisions of this Lease

                          ARTICLE 4
                     TAXES AND UTILITIES

     4.1 Pavment of Taxes. Tenant shall pay the Taxes (as defined in the following Section) applicable to the Premises during the Lease Tenn. Landlord shall provide Tenant with copies of any tax bills applicable to the Premises promptly after receipt of such bills. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such Taxes have been. i paid. If any such Taxes paid by Tenant shall cover any period of time prior to, or after the expiration of, the Lease Tern1, Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such Taxes, Landlord shall have the right (but not the obligation) to pay the same, in which case Tenant shall repay such amount plus any penalties and interest resulting therefrom to Landlord within five (5) days after receipt of a bill therefor.

     4.2   Definition of "Taxes". As used herein, the   term
shall include:

     4.2.1 any forn1 of real estate tax or assessment, special taxes and assessments, ad valorem tax or gross receipts tax imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, on, against or with respect to the Premises, this Lease, any legal or equitable interest of Landlord or any superior landlord in the Premises, or in the real property of which the Premises are a part, Landlord's right to rent or. other income therefrom and Landlord's business of leasing the Premises;

     4.2.2 any tax, fee, levy, assessment, penalty, interest or other charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within this definition of Taxes, or
(ii) any tax or increase in any tax which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises to Tenant, or (iii) any tax or increase in tax which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof; and

     4.2.3 all inspection fees, taxes, bonds, permits, certificates, assessments and sales, use, property or other taxes, fees or tolls of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed against Landlord or Tenant by any federal, state, county or local governmental authority upon or with respect to the Premises, or the use thereof, or upon the possession, leasing, use, operation or other disposition thereof, or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Lease; and

     4.2.4 all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or elsewhere, which Tenant shall. cause to be separately assessed and billed directly to Tenant. .

Tenant shall pay when due, and indemnify and hold Landlord harmless from and against, any .Taxes. Notwithstanding the foregoing, the term "Taxes" shall not include. any general income taxes, inheritance taxes, and estate taxes imposed upon Landlord.

     4.3 Tenant's Right to Contest Taxes.

     4.3.1 Tenant shall have the right, at its sole cost and expense, to contest the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Taxes unless Tenant shall (i) pay the amount involved under protest; (ii) procure and maintain a stay of all proceedings to enforce any collection of any Taxes, .together with. all penalties, interest, costs and expenses, by a deposit of a sufficient sum of money, or by such undertaking, as may be required or permitted by law to accomplish such stay; or (iii) deposit with Landlord, as security for the performance by Tenant of its obligations hereunder with respect to such Taxes, 120% of such contested amount or such other reasonable security as may be reasonably demanded by Landlord to insure payment of such contested Taxes and all penalties, interest, costs and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, Tenant shall pay the amount of such Taxes or part thereof, as finally determined in such proceedings, together with any costs, fees (including all reasonable attorneys' fees and expenses), penalties or other liabilities in connection therewith; provided, however, that if Tenant has deposited cash or cash equivalents with Landlord as security under clause (iii). above, then, so long as no default exists under this Lease, Landlord shall arrange to pay such Taxes (or part thereof) together with the applicable costs, fees and liabilities as described above out of such cash or cash equivalents and return any unused balance, if any, to Tenant. Otherwise, Landlord shall return to .Tenant all amounts, if any, held by or on behalf of Landlord which were deposited by Tenant in accordance with such clause (iii). In the event enforcement proceedings are commenced with respect to any unpaid Taxes during a contest by Tenant, Landlord. shall have the right to pay all amounts which are subject to such enforcement proceedings and Tenant shall reimburse Landlord for such amounts within five (5) days after receipt of written demand therefor from Landlord. Tenant shall indemnify and hold harmless Landlord from any increase in Taxes resulting from Tenant's exercise of its right to contest Taxes



     4.3.2  Tenant  shall have the right, at  its  cost  and
expense,  to  seek  a  reduction in  the  valuation  of  the
Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided
Tenant  is  not  in  default  hereunder,  Tenant  shall   be
authorized to retain any tax refund of any tax paid by Tenant.

     4.3.3 Landlord agrees that whenever Landlord's cooperation is required in any proceeding brought by Tenant to contest any tax, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability or expense to Landlord. Tenant shall pay, indemnify and save Landlord harmless of and from, any and all liabilities, losses, judgments, decrees, costs and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final settlement, fully pay. and. discharge the . amounts which shall be levied, assessed; charged or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil liability or the risk of any criminal liability , and Tenant shall give such reasonable indemnity or security to Landlord as may reasonably be demanded by Landlord to insure compliance with the foregoing provisions of this Section.

     4.4 Payment of Utilities. Tenant shall pay to the utility companies or other parties entitled to payment the cost of all water, heat, air conditioning, gas, electricity, telephone, and other utilities and services provided to or for the Premises, including, without limitation, connection fees (unless provided for on Exhibit "F") and taxes thereon.


                          ARTICLE 5
                INSURANCE AND INDEMNIFICATION

     5.1   Tenant's   Insurance.  From  and   after   taking
possession of the Premises, Tenant shall carry and maintain, at its sole cost and expense, the following types and amounts of Insurance:

Insurance Type        Amount of Coverage             Risks Covered

Commercial General $1,000,000 per occurrence and  personal injury, bodily
Liability          $2,000,000 in the aggregate    injury property damage and
                   per location                   contractual liability

Property Damage   full replacement value         "all risk",including sprinkler
(including earthquake                             damage
and flood if required by
Landlord)

Business Interruption not less than 12 installments loss of earnings by at least
                      Fixed of Monthly Rent         the least the perils of fire
                                                    and lightning,extended
                                                    coverage, vandalism,
                                                    malicious mischief and
                                                    sprinkler leakage

Worker's compensation  as required by law
Boiler and Machinery   in an amount reasonably acceptable
                       to Landlord


     5.2. Policy Form

     5.2.1 ,.Tenant shall obtain all policies .of insurance required by Section 5.1 from insurance companies reasonably acceptable to Landlord which are qualified and admitted to do business in the jurisdiction where the Premises are situated. All such policies shall be issued in the name of Tenant, and, if requested by Landlord, Landlord, and any mortgagee or beneficiary of Landlord of such other parties as required under any matter of record, shall also be named as additional insureds. In addition, all such policies providing coverage for physical.damage shall include loss payee and mortgagee endorsement in favor of Landlord and Landlord's mortgagee or beneficiary, respectively and as applicable. The Tenant shall cause copies of such policies ..of insurance or originally executed certificates thereof to be delivered to Landlord prior to . Landlord's execution of this Lease, and not less than thirty (30) days prior to any renewal thereof. As often as any such policy shall expire or terminate, Tenant shall procure and maintain renewal or additional policies with like terms. None of such policies shall contain any co- insurance requirements' and all such policies shall provide for written notice to Landlord and. any mortgagee or beneficiary of Landlord not less than thirty (30) days prior to any modification, cancellation, lapse, or reduction in the amounts of insurance, and shall further provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or part of the payment of such loss. All general liability, property damage, and other casualty policies shall be written on an occurrence basis as primary policies, not contributing with or in excess of coverage which Landlord may carry. The insurance limits set forth in this Article 5 are subject to such reasonable increases as requested by Landlord.

     5.2.2 Tenant's obligations to carry the insurance provided for above may be brought within the coverage of an "umbrella" policy or policies of insurance carried and maintained by Tenant; provided, however, that such policy or policies shall (i) have limits of not less than $10,000,000,
(ii) name" Landlord and any mortgagee or beneficiary of Landlord as additional insureds as their interests may appear, and (iii) provide that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies. Tenant agrees to permit Landlord at all reasonable times to inspect any policies of insurance of Tenant which Tenant has not delivered to Landlord.

     5.3 Subrogation-Waiver. Landlord (for itself and its insurer) hereby waives any rights, including rights of subrogation, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, the case may be, to their respective properly, the Premises or its contents that are caused by or result from risks insured against under any, insurance policies required to be carried by the parties under this Lease or carried by the parties hereto and in force at the time of any such damage. The foregoing waivers of subrogation shall be operative only so long as available in the jurisdiction where the Premises are located and so long as no policy of insurance is invalidated thereby.

     5.4 Payment of Insurance. In the event that Tenant shall fail to obtain the insurance policies required hereunder or to pay the premiums" due for the insurance policies required hereby, Landlord shall have the right, but not the obligation, to procure or to pay the same in which case Tenant shall repay such amount plus any penalties or additional amounts resulting therefrom to Landlord. within five (5) days after receipt of a bill therefor.

     5.5 Insurance Use Restrictions. Tenant shall not carry any stock or goods or do anything in, on, or about the Premises which will substantially increase the insurance rates upon the building of which the Premises are a part.

     5.6 Indemnification.

     5.6.1 Subject to Subsection 5.6.3 below, Tenant shall indemnify Landlord for, defend Landlord against, and save Landlord harmless from any liability, loss, cost, injury, damage or other expense or risk whatsoever, including reasonable attorneys' fees, that may occur or be claimed by or with respect to any person(s) or property on or about the Premises and resulting directly or indirectly from:



     (a) the use, occupancy, possession, operation, maintenance or management of the Premises by Tenant or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests or other such persons;

     (b) any work or thing done by Tenant, its employees, agents or licensees, in respect of construction of, in or to the Premises or any part of the improvements now or hereafter constructed on the Premises (other than work by Landlord);

     (c)  the  condition, including environmental conditions
          (unless such conditions were : pre-existing or caused by a party other than Tenant), of the Premises or any part thereof;

     ( d)       any negligence on the part of Tenant or  any
          of its agents, contractors, servants, employees, licensees or invitees;

     ( e)       any accident, injury or damage to any person
          or property occurring in, on or about the Premises
          or   any   part  thereof  including  any  sidewalk
          adjacent thereto.

     5.6.2 [Intentionally Omitted]

     5.6.3 Landlord shall indemnify and save Tenant harmless from and against any and all claims, demands, actions, damages, liability and expense, including reasonable. attorneys' fees, in connection with the loss, damage, or injury to persons or property whether for injuries to persons or loss of life, or damage to property, arising in connection with the negligence or intentional misconduct of the Landlord, Landlord's agents, employees, or contractors.


                          ARTICLE 6
                  MAINTENANCE AND REP AIRS

     6.1  Tenant's Obligations.

     6.1.1 Tenant shall, at its sole cost and expense, maintain in good repair, order, and serviceable condition the Premises and every part thereof, including, without limitation, every part of the interior and exterior portions of the Building, including its. roof, walls, .all windows, doors; storefronts, plate glass, interior walls, and structural elements thereof and all painting thereof; all plumbing, -ventilation, heating, air conditioning, and electrical systems and equipment in, on, or exclusively serving the Premises; and all exterior improvements including, without limitation, landscaping, light poles; signage and parking lot .areas which are part of the Premises. Tenant shall be obligated to make replacements at the Premises when reasonably necessary and such replacements shall be, to the extent reasonably practicable, with materials of a quality comparable to those initially installed. Subject to Landlord's satisfaction of the conditions set forth in Section 6.2.1, Tenant shall not make any claim or demand upon or bring any action' against Landlord for any loss, cost, injury, damage or expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof.

     6.2   Landlord's  Obligations.  Excepting   Landlord's
duties and obligations under Article 15 hereof, Landlord shall have no obligation to repair and maintain the Premises, nor any Improvements or equipment thereon, whether interior or exterior, structural or nonstructural ordinary or extraordinary. Except as otherwise provided in this Lease, Tenant expressly waive~ the benefit of any statute or law now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition, and repair, or the right to repair and offset the cost related thereto against rent.

     6.2.1. Landlord shall obtain in the name of Tenant and Landlord warranties, to the extent available, on all materials, fixtures, and equipment incorporated in or on the Premises (the "Warranties"). Further in the event Tenant is not deemed a third-party beneficiary or a direct assignee of the contract(s) Landlord enters into with its contractors ("Landlord's Contractor's") in connection with Landlord's Work, Landlord shall take such action as may be reasonably necessary to enable Tenant to make any demand upon or claim upon or bring any action against Landlord's Contractors (i) for any loss, cost, injury, damage or other expense caused by any failure or defect, structural or non-structural, of the Premises or any part thereof or (ii) to enforce the Warranties.

     6.3 Landlord's Rights. If Tenant refuses or neglects to make repairs or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, without prejudice to any other remedy Landlord may have hereunder, upon giving Tenant ten (10) days prior written notice, Landlord shall have the right to enter the Premises and perform such maintenance or make such repairs on behalf of and for the account of Tenant. In the event Landlord so elects, Tenant shall pay the cost of such repairs, maintenance, or replacements within five (5) days following receipt of a bill therefor. Tenant agrees to permit Landlord or its agent to enter the Premises, upon reasonable notice to Tenant and in the presence of Tenant's store manager during normal business hours, for the purpose of inspecting the Premises. Provided Landlord Uses its, best efforts to notify Tenant, Landlord shall have the right to enter the Premises in the event of an emergency.


                          ARTICLE 7
                         ALTERATIONS

     7 .1 Consent to Alterations. Tenant may make any interior non-structural alterations, replacements additions chancres and improvements: to 1he Premises that Tenant, in its sole, discretion, deems advisable. Subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant may at its "sole cost and .expense, make any alterations, replacements, additions, changes, and improvements (collectively referred to in this Article as "Alterations") to the Premises, other than interior non-structural Alterations, as it may find necessary or convenient for its purposes, together with copies of all architectural plans and specifications relating to any such Alteration. Notwithstanding the foregoing Landlord's consent with respect to any structural Alterations to the Premises, including the foundations, structural walls, roof, roof membrane, utilities and/or building systems, may be conditioned upon



Tenant's removing any such Alterations upon the expiration or termination of the Lease Term and restoring the Premises to the condition which existed on the date Tenant took possession subject to normal wear and tear.

     7.2 Removal of Alterations. Except as set forth in Subsection 7.2.1 below, all Alterations made on the Premises shall become the property of Landlord at the expiration or termination of the Lease Term and shall be surrendered with the Premises.

     7.2.1 All signs, furnishings, trade fixtures, inventory, equipment and other removable property including but not limited to Tenant's Trade Fixtures, as listed on Exhibit "F" attached hereto, installed in or on the Premises by Tenant, shall remain the personal property of Tenant shall not be subject to any Landlord's lien or lien or security interest against the property of Landlord, and shall be removed by Tenant not later than fifteen (15) days after the termination or expiration of this Lease, provided that Tenant shall repair any damage caused by removal of its personal property or vault or which is structural in nature. If, however, any such personal property of Tenant is not removed on or before the fifteenth (15th) day following the termination of this Lease, Landlord shall provide written notice to Tenant and if such property is not removed within ten (10) days of receipt of such notice such property, Landlord may remove and store such property at Tenant's cost and expense.

     7.3 Alterations Required by Law. Subsequent to Tenant's acceptance of Landlord's delivery of the Premises, Tenant shall, at its sole cost and expense, make any Alteration structural or otherwise, to or on the Premises, or any part thereof, which may be necessary or required by reason of any law, rule, regulation, or order promulgated by competent government authority.

     7  4  General  Conditions Relating to Alterations.  Any
Alteration shall be subject to the following conditions:

     7.1 No Alteration shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.

     7.4.2 [Intentionally Omitted]

     7.4.3 Any Alteration shall be made promptly and in a good workmanlike manner, by properly qualified and licensed personnel, and in compliance with all applicable permits and. authorizations and building and zoning laws and all laws, and in accordance with orders, rules and regulations of the Board of Fire Insurance Underwriters and any-other body hereafter exercising similar functions having or asserting jurisdiction over the Premises.

     7.4.4  No  A1teration  shall  tie-in  or  connect   the
Premises or any improvements thereon with any property outside the Premises without the prior written consent of Landlord.

     7.4.5 No Alteration shall reduce the value of the Premises or impair the structural integrity of any building comprising a part of the Premises.

     7.4.6 [Intentionally Omitted]

     7.5 Liens. In connection with Alterations or otherwise Tenant shall do all things reasonably necessary to prevent the filing of any liens or encumbrances against the Premises, or any part thereof, or upon any interest of Landlord or any mortgagee or beneficiary under a deed of trust or any ground or underlying lessor in any portion of the Premises, by reason of labor services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien or encumbrance shall at any time be filed against all or any portion of the Premises, Tenant shall either cause same to be discharged of record within twenty"(20) days after the date of filing of same or Tenant's receipt of written notice from Landlord or, if Tenant in good faith determines that such lien should be contested,  Tenant shall either (i) bond over such  lien  in accordance with applicable law in an amount sufficient to remove the subject liens as a matter of record, or (ii) furnish such security as Landlord shall determine to be necessary and/or required to prevent any foreclosure proceedings against all or any portion of the Premises during the pendency of such contest. If Tenant shall fail to discharge or bond over such lien or encumbrance or fail to furnish such security within such period, then, in addition to any other right or remedy of Landlord resulting from said default of Tenant, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such; other manner as is or may be prescribed by law, and Tenant agrees to reimburse Landlord within five (5) days after demand for all costs, expenses, and other sums of money spent in connection therewith.

     7.6 Signs. Tenant shall have the right to install and maintain a sign or signs on all fascia of the Premises; provided, however, that any exterior signage shall not represent more than one trade name: In addition, Tenant shall have the right to install a sign on the rear of the Premises. Tenant shall also have the right to install one sign panel on the shared pylon sign. constructed or to be constructed Seller, and one sign panel on each face of the shared ground mounted monument sign to be constructed by Landlord on or adjacent to the Premises. All such' signs shall comply with all requirements of (i) appropriate governmental authorities; and (ii) agreements or restrictions. of record (or disclosed to Tenant before its execution of this Lease) running with the Premises: All necessary permits, licenses or approvals required by agreements or restrictions identified ill item (ii) of the previous sentence shall be obtained by Tenant. Tenant shall maintain its signs in good condition and repair at all times, and shall save the Landlord harmless from injury to person or property arising from the erection and maintenance of said signs. Upon vacating the Premises, Tenant shall remove all signs and repair all damage caused by such removal including restoring areas occupied by the Signs to the extent reasonably practicable to the condition existing prior to such removal. Landlord covenants and warrants that it has approved Tenant's signs and the Sign Drawings attached hereto as Exhibit "D" prior to or simultaneously with its execution of this Lease.

                          ARTICLE 8
         DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD

     8.1 Obligation to Rebuild. If any portion of the Premises is damaged or destroyed by fire or other casualty Tenant shall forthwith give notice thereof to Landlord.
Tenant shall promptly obtain an estimate from a licensed architect or contractor of the cost to complete such repair, restoration, rebuilding or replacement, and Tenant shall, at its sole cost and expense, promptly repair, restore, rebuild or replace the damaged or destroyed improvements, fixtures or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by law. In such event, Landlord shall, to the extent and at the times the proceeds of the insurance are made available to Landlord, and only so long as Tenant shall not be in default under this Lease, reimburse Tenant for the costs of making such repairs, restoration, rebuilding and replacements as they are completed, but not more often than once each month, upon receipt of a written request therefor, which request shall be accompanied by a certification from Tenant's architect certifying as to completion of the work for which reimbursement is being requested. To the extent, if any, that the proceeds of insurance made available by Landlord are insufficient to pay the entire cost of making such repairs, restoration, rebuilding and replacements, Tenant shall pay the remainder. Any surplus of insurance proceeds over the cost of restoration, net of all reasonable expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to Landlord. Tenant hereby waives any statutory right relating to casualties, it being understood and agreed by the parties that the provisions of this Article 8 shall govern and control in all events.

     8.1.1 Notwithstanding the foregoing, in the event Tenant is unable to obtain any necessary governmental approvals, authorizations or permits, despite Tenant's diligent pursuit of same, three hundred sixty (360) calendar days from the date of such fire or casualty (such period not to include unreasonable delays caused by Tenant), Tenant shall have the option to terminate this Lease. In the event Tenant elects to so terminate, Tenant shall pay to Landlord the difference, if any, between the insurance proceeds received by Landlord and the unamortized portion of the Premises Cost.

     8.2 Casualty During Last Eighteen (18) months.. Notwithstanding anything to the contrary in this Article 8, if the Premises is damaged or destroyed by fire or other casualty during the last eighteen. (18) months of the Initial Term or the then-running Renewal Term such that twenty-five percent (25%) or more of the Premises are rendered unuseable by Tenant, Tenant may elect not to rebuild and to terminate this Lease; provided that Landlord shall receive insurance proceeds in the full amount of the casualty loss and the difference., if any, between the insurance proceeds received by Landlord and the unamortized portion of the Premises Cost.

     8.3 Intentionally Omitted.

     8.4 Insurance Proceeds. Notwithstanding anything to the. contrary. contained herein, any reference to casualty insurance and/or insurance proceeds shall mean insurance payable with respect to the Building on the Premises. Any insurance with respect to Tenant's Trade Fixtures or other personal property of Tenant shall be, and remain, the property of Tenant, notwithstanding anything to the contrary herein.
                          ARTICLE 9
                       EMINENT DOMAIN

     9.1 Total Taking. If the entire Premises are taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and upon Tenant's payment to Landlord of all rents accruing through such date, Landlord and Tenant shall each thereafter be released from any further liability accrued under this Lease. In the event that Tenant shall have paid any rent for any period beyond the date of such taking, Landlord shall reimburse same, pro rata.

     9.2 Partial Taking. In the event that (i) more than 25% of the Gross Leasable Area of the Premises, including the parking area serving the Premises, is taken under the power of eminent domain by any public or quasi-public authority,
(ii) by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property, or (iii) as a result of any taking, regardless of the amount so taken, the remainder of the Premises is rendered unsuitable for the continued operation of Tenant's business, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, by giving the other notice of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that the Premises have been so appropriated or taken. Landlord agrees immediately after learning of any appropriation or taking to give to Tenant notice in writing thereof. In the event of such termination, upon Tenant's payment to Landlord of all rents accruing through such date, both Landlord and Tenant shall thereupon be released from liability thereafter accruing hereunder. If both parties elect not to terminate this Lease, Tenant shall remain in that portion of the Premises not .so taken and Tenant, at Tenant's sole cost and expense, shall restore the remaining portion of the Premises as soon as possible to a complete unit of like. quality and character as existed prior to such taking. Landlord agrees to reimburse Tenant for the cost of restoration, but in no event shall Landlord's obligation to reimburse Tenant for the cost of restoring the remaining. portion of the Premises exceed the amount of award of compensation that Landlord receives for a partial taking of that portion of the Premises resulting in the need for restoration. So long as this Lease is not terminated in the manner provided above, there sha1l be an equital adjustment of the rent payable by Tenant hereunder by reason of such partial taking Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain. .

     9.3 Distribution of Award. The entire award or compensation in such eminent domain proceeding, whether for a total or partial taking or for diminution in the value of the leasehold or for the fee, shall. be distributed to Landlord; provided however, that Tenant may apply for award of the value of Tenant's Trade Fixtures or other personal property, loss of , income, relocation costs, improvements and the value of the leasehold interest created hereby, according to the law in effect in the jurisdiction where the Premises are located, so long as such award does not diminish the value of Landlord's award. In the event that a separate award is not made to Tenant, Tenant shall be entitled to share in any award made to Landlord, as long as Landlord first receives the fair market value of the real property upon which the Premises are located plus the unamortized Premises Cost.

                         ARTICLE 10
                  ASSIGNMENT AND SUBLETTING

     10.1 Right of Assignment and Subletting.

     10.1.1 Tenant shall have the free right to assign this Lease or sublet the Premises provided Tenant remains liable under this Lease and provided that the proposed assignee's intended use does not violate any protected, exclusive or restricted uses then in effect~ with respect to the Premises. Notwithstanding the foregoing, Tenant shall not mortgage, pledge or hypothocate this Lease or Tenant's interest in and to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     10.1.2 Any permitted assignee, subtenant, transferee, licensee, concessioner, or mortgagee shall be bound by, and shall assume and perform all of the terms, covenants, and conditions of this Lease from and after the date of any such transfer

     10.2 No Release of Tenant No assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of default by any assignee of Tenant, or any successor Tenant, in the performance of any of the terms hereof, Landlord may, subject to Landlord's duty to mitigate and take all reasonable efforts to relet the Premises, proceed directly against Tenant without the necessity of exhausting remedies against such assignee.
                         ARTICLE 11
                      DEFAULT; REMEDIES
     11.1 Default. The occurrence of anyone or more of the following events shall constitute a default by Tenant under this Lease:

     11.1.1 [Intentionally Omitted]

     11.1.2 The failure by Tenant to make any payment of Fixed Monthly Rent, Additional \ Rent or any other payment required to be made by Tenant hereunder where after written notice thereof from Landlord to Tenant, such failure shall continue for a period often (10) days.




     11.1.3 Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the non-monetary covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30-day period and thereafter diligently prosecutes such cure to completion and, in any event, completes the cure within ninety (90) days.

     11.1.4 Institution by or against Tenant of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding involving the creditors of Tenant, which, if instituted against Tenant, is not dismissed within sixty (60) days after the commencement thereof.

     11.1.5 The issuance or filing of any judgment, attachment, levy, garnishment or the commencement of any related proceeding or the commencement of any other judicial process upon or with respect to all or substantially all of the assets of Tenant, or the Premises.

     11.1.6 [Intentionally Omitted]
     11.1.7 Bankruptcy, dissolution, termination of existence, insolvency, business failure or assignment for the benefit of creditors of or by Tenant. In the event of bankruptcy by Tenant, this Lease will be governed in accordance with the determinations of the Bankruptcy Court.

     11.1.8 Any statement, representation or information made or furnished by or on behalf of Tenant to Landlord in connection with or to induce Landlord to enter into this Lease which is proved to be materially false or misleading when made or furnished.

     11.2 Remedies. Upon the occurrence of a default by Tenant pursuant to the foregoing Subsection or otherwise under this lease, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

     11.2.1 Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate "and Tenant shall immediately .surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages permitted by applicable law.

     11.2.2 Maintain Tenant's right to possession of the Premises by any lawful means, in which case this Lease arid the term hereof shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce .all .of Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder. Notwithstanding the foregoing, the Landlord shall use reasonable efforts to mitigate its damages to the extent required by law.



     11.2.3 If Tenant, after taking possession of the Premises, defaults under this Lease, Tenant shall pay Landlord Fixed Monthly Rent until such time as Landlord relets the Premises, so long as Landlord makes all reasonable efforts to mitigate its damage and relet the
Premises. Further, from the date Landlord relets the Premises until the expiration of the Term, or the then running renewal term, Tenant shall pay Landlord, as it becomes due, the difference between the rental amount obtained by Landlord upon such reletting the Premises (which rental amount shall be upon commercially reasonable terms) and the Fixed Monthly Rent. In the event the rental amount obtained by Landlord upon such reletting is greater than the Fixed Monthly Rent, such excess amount shall be for the benefit of Tenant and applied to any future amounts owed by Tenant.

     11.2.4 Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the jurisdiction where the Premises are located.

     11.2.5. Recover from Tenant, as an element of its damages, the cost of reletting the Premises, including, but not limited to, reasonable brokerage fees, attorneys' fees, retrofit costs and other expenses of mitigation.

     11.3 Cumulative Remedies. Except as specifically provided herein to the contrary, no remedy or election hereunder shall be deemed. exclusive but shall, wherever possible, be cumulative with all other remedies provided in this Article or otherwise available at law or in equity



                         ARTICLE 12
     REPRESENTATIONS AND WARRANTIES; FINANCIAL REPORTING

     12.1 Representations and Warranties. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

     12.1.1 This Lease is an enforceable obligation of Tenant.

     12.1.2 Tenant is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

     12.1.3 The financial statements of Tenant delivered to Landlord. are true and correct in all material. respects, ..have .been prepared. in accordance with. generally accepted accounting . principles, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

     1.2.1.4 There are no actions, suits or proceedings pending, or to the best of Tenant's knowledge, threatened, against or affecting it or the Premises which, if adversely determined would materially impair the ability of Tenant to satisfy their obligations under or .relating to this . Lease.




     12.1.5 Tenant is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement, which, either individually or in the aggregate, would adversely affect the financial condition of Tenant, or the ability of Tenant to perform its obligations hereunder, or comply with the terms of this Lease.

     12.2 Financial Statements. Tenant has furnished certain financial statements to Landlord, which statements completely and accurately present the financial condition of Tenant on the dates thereof. There has been no material adverse change in business, property or condition of Tenant since the date of such financial statements. Tenant is not insolvent within the meaning of Section 548( a) (2) (B) of the United States Bankruptcy Code or any other federal or state law using or defining such term, and will not be rendered insolvent by the transactions contemplated by this Lease.


                         ARTICLE 13

                    GROSS SALES STATEMENT

     Within forty-five (45) days after the end of each calendar year following the recording of the deed in accordance with the terms of the Colorado Mills Purchase and Sale Agreement, Tenant shall deliver to Seller or Seller's designated representative a written statement in the form attached hereto as Exhibit "H" certified to be correct by an authorized officer of Tenant setting forth the amount of gross sales received from or at the Premises including sales of licensees or concessionaires operating at the Premises.


                         ARTICLE 14

             TITLE, DUE DILIGENCE AND PERMITTING

14.1 Title Landlord and Tenant shall work together to obtain and review the Title Commitment prior to the expiration of the Title Review Period. If after a review of the Title Commitment there is any Title Matter which is unacceptable to Tenant ("Title Objections"), . Tenant shall notify Landlord of any such Title Objections prior to the expiration of the Title .Review Period and Landlord shall notify Seller of such Title Objections in the manner and time period as set forth in the Colorado Mills Purchase and Sale Agreement. If Seller declines to .cure any such Title:
Objections .or fails to cure any such Title Objections within the time period set forth in the Colorado Mills Purchase and Sale Agreement, Landlord shall so notify Tenant and Tenant shall have the right to waive such Title Objections and proceed to closing, or to terminate this Lease by providing written notice to Landlord in which event this Lease shall be null and void and of no further force and effect, all as set forth. more fully in the Colorado Mills Purchase and Sale Agreement In addition, in the event a Title Matter .arises which was not shown on the Title Commitment Tenant shall have the right to determine if such new Title Matter is a Title



Objection and the procedures set forth in the Colorado Mills Purchase and Sale Agreement shall be followed to resolve the same. In no event shall Landlord terminate the Colorado Mills Purchase and Sale Agreement as a result of any Title Objections without the prior written consent of Tenant which Tenant may withhold in its sole and absolute discretion.

     14.2  Due  Diligence. Landlord and  Tenant  shall  work
together to make and perform all necessary tests, inspections, surveys and studies of the Premises, and to confirm the size, configuration, feasibility and condition (including all items referenced in Section 2.2 of the Colorado Mills Purchase and Sale Agreement) of the Premises (the "Due Diligence") prior to the expiration of the Study Period and in accordance with the terms of the Colorado Mills Purchase and Sale Agreement. If after a performance of the Due Diligence, Tenant determines in its sole discretion that the Premises is not acceptable, Tenant shall have the right to tern1inate this Lease by providing written notice to Landlord at least seven (7) days prior to the expiration of the Study Period in which event this Lease shall be null and void and of no further force and effect. In no event shall Landlord tern1inate the Colorado Mills Purchase and Sale Agreement as a result of any information obtained from the performance of the Due Diligence without the prior written consent of Tenant which Tenant may withhold in its sole and absolute discretion.

     14.3 Permitting. Landlord shall use its diligent efforts to obtain all necessary governmental, quasi-governmental and other approvals necessary for the performance of Landlord's Work (collectively, the "Permits") on or before the expiration of the Permitting Period. Landlord shall notify Tenant in writing at least five (5) business days prior to the expiration of the Permitting Period if Landlord is unable to obtain the Pern1its within such time period, in which event Landlord shall take all action necessary under the Colorado Mills Purchase and Sale Agreement to so extend the Permitting Period (the "Extended Pern1itting Period") and shall notify Tenant in writing of the anticipated date when Permits shall be obtained. Landlord shall notify Tenant at least twenty-one (21) days prior to the expiration of the Extended Pern1itting Period if Landlord still is unable to obtain the Pern1its, despite using diligent efforts. Within seven (7) days after receipt of such notice, Tenant shall provide written notice to Landlord of its election to either (i) proceed to closing under the Colorado Mills Purchase and Sale Agreement; or
(ii) terminate the Lease in which event this Lease will be null and void and of no further force and effect (the "Tenant Election Notice"). If Tenant fails to provide the Tenant Election Notice within. the time period set forth above, Tenant shall be deemed to have elected to terminate the Lease. If Landlord is unable to obtain the Permits prior to expiration of the Extended Permitting Period despite using diligent efforts and Tenant elects to proceed to closing as stated in (i) above, Landlord shall provide written notice to tenant within seven (7) days after receipt of the Tenant Election Notice of its election to either (i) proceed to closing under the Colorado Mills Purchase and Sale Agreement, obtain the Permits and complete Landlord's Work; or (ii) terminate this Lease provided that Landlord assigns to Tenant all of its right, title and interest in and to the Colorado Mills Purchase and Sale Agreement, and all due diligence materials and other reports and information obtained by Landlord in connection therewith, at least seven (7) days prior to the expiration of the Extended 'Permitting Period (the . "Landlord Election Notice"). If Landlord fails to provide the Landlord Election Notice within the time period set forth above, Landlord shall be deemed to. have elected to terminate the Lease and to assign the necessary documents to Tenant. Within two (2) business days after receipt of



Landlord's Election Notice (or expiration of the time period to provide Landlord's Election Notice), Tenant shall have the right by written notice to Landlord to request Landlord to not assign the Colorado Mills Purchase and Sale Agreement and related due diligence materials and to terminate the Colorado Mills Purchase and Sale Agreement. In the event Landlord elects option (ii) stated above and Tenant does not request the termination of the Colorado Mills Purchase and Sale Agreement within the two day period stated above, Landlord shall assign the Colorado Mills Purchase and Sale Agreement and related documents to Tenant as stated above and Tenant shall reimburse Landlord for all of its actual out-of-pocket costs paid to third party providers incurred in connection with the Colorado Mills Purchase and Sale Agreement (i.e. costs related to survey, title work, environmental reports and other due diligence items and the earnest money deposit paid in connection with the Colorado Mills Purchase and Sale Agreement, but excluding any development fee or related fee) within thirty (30) days after receipt of a written invoice from Landlord which invoice shall include all back-up data and documentation in support of such costs. Except as provided above, in no event shall Landlord terminate the Colorado Mills Purchase and Sale Agreement as a result of the inability to obtain the Permits without the prior written consent of Tenant which Tenant may withhold in its sole and absolute discretion


                         ARTICLE 15
                       CONSTRUCTION .1

     15.1  Permits. Once Landlord has secured all  necessary
Permits  it  shall provide Tenant with written  notice  (the
"Permit Approval Notice").

     15.2 Landlord's Work. After having obtained the Permits, Landlord shall construct the Premises and related improvements on the Premises Site on a turnkey basis at no cost to Tenant, in accordance with the Plans and Specifications attached hereto as Exhibit "C" and in accordance with the zoning, building, environmental, health and safety codes of the governmental units in which the Premises are situated ("Landlord's Work"). Landlord's Work shall also include the construction of the Shared Driveway and the Cross Access Areas as set forth more fully in the Deed Restrictions. One-half (1/2) of all costs related to the initial construction of the Shared Driveway and a proportionate share of the cost related to that portion of the Cross Access Areas located on the Premises shall be included in the Premises Cost for purposes of this Lease and, as such, included in the determination of Fixed Monthly Rent. Landlord shall be responsible for obtaining reimbursement for any other costs for constructing the Shared Driveway and the Cross Access Areas from the adjacent landowner as .more specifically provided in the Deed Restrictions. Landlord shall complete all foundations for the principal building improvements to be constructed on the Premises (to "Commence Construction" as defined in the Colorado Mills " Purchase and Sale Agreement) on "or before three (3) months after the recording of the Deed. Restrictions. Landlord's Work shall be substantially completed, excepting Punchlist Items (as hereinafter defined), and possession of the completed Premises shall be delivered to Tenant for the commencement of Tenant's Work within the Construction Period, delays due to Force Majure. events excepted. Tenant shall be deemed to have accepted the Premises provided Landlord's Work is substantially complete, excepting punchlist Items which Landlord shall be obligated to complete as set forth in Section 15.4, and provided further that Tenant is able to perform Tenant's Work without unreasonable interference by Landlord. Conditioned upon Tenant's providing Landlord reasonable assurance that Tenant's placement ofa satellite dish on the roof of the Premises will not void applicable roof warranties, Tenant shall have the right to install on the roof of the Premises a satellite dish in accordance with plans and specifications set forth on Exhibit "C". Upon expiration or earlier termination of this Lease, Tenant shall remove any satellite dish and related equipment installed on the roof of the Premises and repair any damage caused in connection therewith.

     15.3 Delivery Date Notice. Landlord shall give Tenant written notice of the Delivery Date not less than ten (10) days before the Delivery Date (the "Delivery Date Notice"). Upon receipt of Landlord's Delivery Date Notice, Tenant shall have access to the Premises for inspection and performance of Tenant's Work. In no event shall Tenant be required to accept delivery of the Premises unless and until all conditions to the occurrence of the Delivery Date have been satisfied.

     15.4 Punchlist Work. Notwithstanding anything to the contrary in this Lease, within five (5) days after Landlord has provided Tenant with the Delivery Date Notice, Tenant and a representative of Landlord, at a mutually agreeable time, shall inspect the Premises and shall compile a list of items which have not been completed as required in Exhibit "C" (the "Punchlist Items"). Tenant shall have the right to supplement the list of Punchlist Items during the first forty five (45) days following the Delivery Date. Landlord shall use reasonable efforts to complete the Punchlist Items by the Delivery Date or as soon as possible after Landlord's receipt of a supplemental list of Punchlist Items, as the case may be. In the event Landlord is unable to complete such Punchlist Items within thirty (30) days after the Delivery Date or within thirty (30) days after receipt of a supplemental list, Tenant shall have the right, but not the obligation, to complete such Punchlist Items at Landlord's cost and expense and to either request reimbursement from Landlord or to offset the cost thereof against rent. Upon Landlord's completion of all Punchlist Items, Landlord shall have no further obligation with respect to the constructicn of the Premises.

     15.5 Pre-Completion Acceptance. If the Delivery Date has not occurred within the Construction Period, Tenant shall have the right, but shall not be obligated, to accept delivery of the Premises, without relieving Landlord of any obligation to fully complete Landlord's Work. If Tenant accepts delivery of the Premises prior to the completion of Landlord's Work, Landlord shall complete Landlord's Work, including completing any P1;lnchlis.tJteins, as soon as possible, and in so doing shall not .unreasonably interfere, and shall cause its contractors not to unreasonably interfere, wiith the fixturing, furnishing, equipping and stocking of the Premises by Tenant and its contractors. Notwithstanding the foregoing, once (i) Tenant has taken possession of the Premises and Landlord has completed Landlord's Work, (ii) all Punchlist Items have been completed, and (iii) all warranties have been assigned to Tenant, Landlord shall have no further construction obligations hereunder .

     .15.6 Failure to Deliver. Notwithstanding any provision of this Lease to the contrary, if the Delivery Date has not occurred within thirty (30) days after the Construction
Period (delays



due to the occurrence of Force Majeure events excepted) (the "Cancellation Date"), Tenant shall have the right, in addition to and not in lieu of any and all other rights and remedies available at law or equity, to cancel this Lease by giving written notice to Landlord at any time thereafter but before the Delivery Date (the "Notice of Cancellation"). Tenant must provide its Notice of Cancellation to Landlord within thirty (30) days after the Cancellation Date. If Tenant fails to provide a Notice of Cancellation within such thirty (30) day period, Tenant shall be deemed to have waived its right to cancel pursuant to this section 15.6. If Tenant provides timely Notice of Cancellation, Tenant shall be relieved of all obligations hereunder and Tenant shall not be liable to Landlord in damages or otherwise.

     15. 7 Liquidated Damages. In the event Landlord does not deliver the Premises to Tenant in the condition as herein required by the end of the Construction Period, Landlord shall pay to Tenant the sum of Two Hundred Dollars ($200.00), for each day between the last day of the Construction Period and the Delivery Date, or, if Tenant exercises its right to cancel for Landlord's failure to deliver, for each day between the last day of the Construction Period and Tenant's Notice of~ Cancellation (delays due to the occurrence of Force Majeure events excepted). If Landlord fails to pay Tenant as aforesaid, then Tenant shall have the right (without limiting any other right or remedy of Tenant) to deduct such amount from rent and other payments due Landlord. The liability of Landlord under this paragraph shall be in addition to all other claims which Tenant may have against Landlord. Landlord agrees that the amount provided for in this section constitutes a reasonable estimate of the damages that Tenant is likely to incur in the event of a breach by Landlord as herein provided, and shall not constitute a penalty .


                         ARTICLE 16
                     GENERAL PROVISIONS

     16.1   Quiet  Enjoyment.  Subject  to  the  terms   and
conditions of this Lease, Tenant shall have the quiet and peaceful possession of the Premises.

     16.2 Definition of Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, without limitation, the Taxes, insurance. premiums and. other . Additional Rent payable hereunder, shall be deemed to be "rent".

     16.3 Subordination. This Lease shall be subor4inate to the lien of .any superior lease, mortgage, deed of trust, or
any  other  hypothecation  or  security  now   existing   or
hereafter placed upon the Premises, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions ..thereof, and Tenant hereby agrees, upon equest by Landlord, to execute and deliver to Landlord and its lender(s) a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant prescribed by such lender(s) with respect to any such superior lease, mortgage,
deed   of   trust,  hypothecation,  or  security;  provided,
however, that no such instrument shall materially limit Tenant's rights or materially expand Tenant's obligations under this Lease. Such agreement shall be executed by Tenant within thirty (30) days after receipt of written request from Landlord. Landlord agrees to obtain a non-disturbance and attornment agreement from the holder of any mortgage given with respect to the Premises existing at the time of the execution of this Lease or the recording of a Memorandum Lease or at such other times as may be reasonably requested by Tenant.

     16.3.1 It is a condition, however, of the subordination provisions of Section 16.3 above that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant, providing in substance that (i) so long as Tenant shall faithfully discharge the obligations on its part to be kept and perfo"m1ed under the terms of this Lease, Tenant's tenancy will not be disturbed nor this Lease affected by any default or foreclosure under such mortgage, and that the mortgagee agrees that this Lease shall remain in full force and effect even though Default in and foreclosure under the mortgage may occur; and (ii) such mortgagee shall permit insurance proceeds or condemnation awards, as the case may be, to be used for any restoration and repaid as required by the provisions of this.Lease as set forth in Sections 8 and 9. The word "mortgage" as. used herein means (i) any lease of land only or of land and buildings in a sale-lease-back transaction involving all or any part of the Premises, or (ii) any mortgage, deed of trust or other similar security instruments constituting a lien upon all or any part of the Premises, whether the same shall be in existence as of the date hereof or created hereafter, and any modifications, extensions, renewals and replacements thereof. "Mortgagee" as used herein means a party having the benefit of a Mortgage, whether as lessor, mortgagee, trustee or note- holder.


     16.3.2 No change in ownership of all or any portion of the Premises, or assignment of, this Lease, or the rentals provided for herein, shall be binding upon Tenant for any purpose until after Tenant has been furnished with written notice from Landlord notifying Tenant of a change in ownership or assignment.

     16.3.3 In the event Tenant receives a written notice from any party claiming a collateral interest in this Lease or in the rentals hereunder and, by reason thereof, a present entitlement to collect the rentals under this Lease, Tenant shall have the right either (i) to pay such rentals to such party which payment shall satisfy any and all liabilities of Tenant to Landlord with respect to such payment without obligation on the part of Tenant to make further inquiry but subject to such party's providing to Tenant a copy of the instrument pursuant to which such party claims such entitlement and to such claim being plausible on the face .of such instrument; or (ii) to withhold such rentals pending the determination by a court of competent jurisdiction of the entitlement thereto

     16.4 Surrender of Premises. Except. for changes resulting from. eminent domain proceedings, at the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises in the same condition as the Premises were -in upon delivery of possession thereto under this Lease, reasonable wear and tear an~ damage due to casualty (to. the extent not required to be repaired or restored by Tenant under this Lease) excepted, and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall at such time remove all of Tenant's Trade Fixtures including, but not limited to, equipment, signs., furnishings, inventory, machinery, and other personal property, as well as any alterations or improvements, and shall repair any damage to the Premises caused thereby. Any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's sole cost and expense, if not removed by Tenant after receipt of written notice from Landlord pursuant to Section 7.2.1. In the event Tenant shall fail to pay the cost of any such repair, Landlord may do so and Tenant shall reimburse Landlord for the amount thereof within five (5) days after receipt of a bill therefore. If Tenant shall so surrender the Premises, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

     16.5 Estoppel Certificates. Each party (each a "Responding Party:") shall at any time upon not less than ten (10) days prior written notice from the other party (each a "Requesting Party") execute, acknowledge, and deliver to the Requesting Party a statement in a form prescribed by Landlord and reasonably acceptable to Tenant certifying and acknowledging the following: (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Fixed Monthly Rent and other charges are paid in advance, if any; (ii) that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed; and (iii) any other information reasonably requested by the Requesting Party. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the Requesting Party.

     16.6  Severability. The invalidity of any provision  of
this   Lease   as  determined  by  a  court   of   competent
jurisdiction shall in no way affect the validity of any other provision hereof.

     16. 7 Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant and supersedes all prior agreements between them with respect to the premises, whether written of oral.

     16.8 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by facsimile (provided a copy is immediately sent by one of the other methods of providing notice, personal delivery; certified mail, return receipt requested, or by. nationally recognized overnight courier service delivered to Tenant or to Landlord, as the case .may be, at the FAX numbers or addresses for each set forth in the Fundamental. Lease Provisions. Either party may by notice to the other specify a different FAX number or address for notice purposes. A copy of all notices required or permitted to be given to Landlord. hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

     16.9 Waivers. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent fault by Landlord or Tenant of the same of any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding default by Tenant hereunder, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such rent.

     16.10 Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge, and deliver to the other a "short form" memorandum of this Lease for recording purposes. Such memorandum shall be in the form reasonably prescribed by Landlord. In addition, any termination agreement or quitclaim deed shall be similarly recorded, which agreement shall survive the termination of this Lease. The cost of recording shall be borne by the party requesting such recording.

     16.10.1 At the time that the Commencement Date of the term of this Lease is firm1ly established, the parties shall promptly enter into a Supplemental Lease Agreement, setting forth the actual commencement and expiration of the Initial Term and any extensions thereof and describing the Premises, but containing no further provisions of this Lease, which Supplemental Lease Agreement may be recorded by either party. If the Commencement Date is firmly established before a short form lease or memorandum of lease has been executed by the parties, the short form lease or memorandum of lease and the Supplemental Lease Agreement may be consolidated into a single recordable document

     16.11 Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of the Lease Term, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Tenant and Tenant shall thereby waive its rights of notice to quit, but Tenant's right as to any Renewal Term shall terminate. The monthly rent due during such hold-over period shall be equal to 125% of the Fixed Monthly Rent then in effect, and Tenant shall continue to be obligated to pay all Additional Rent and other amounts required to be paid by the terms of this Lease. Notwithstanding therefore going, in the event that Landlord and Tenant are engaged in good faith negotiations for a new lease at the expiration or termination .of the
Lease Term, Tenant's continuing possession shall not constitute holding over for so long as such negotiations continue. However, Landlord shall in its sole discretion have the right to notify Tenant in writing, that Landlord elects to terminate such negotiations whereupon thirty (30) days after Teriant's -receipt' of such notice the monthly Tent due thereafter shall be equal to 150% of the Fixed Monthly Rent then in effect:

     16.12 Choice of Law. The laws of the jurisdiction in which the Premises are located shall govern the validity, performance, and enforcement of this Lease


     16.13 Attorneys' Fees. Should either party institute any action or proceeding to enforce any provision hereof or for a declaration of such party's rights or obligations hereunder, the prevailing party shall be entitled to receive from the losing party such amounts as the court may adjudge to be .reasonable attorneys fees and expenses for services rendered to the party prevailing in any such action or proceeding, and such fees shall be deed to have accrued upon the announcement of such action or proceeding and shall be enforceable whether or not such action or proceeding is prosecuted to judgment.

     16.14 Waiver of Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY W AY CONNECTED WITH THIS LEASE THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OR OCCUP ANCY OF THE PREMISES.

     16.15 Liability of Landlord. In the event of any sale or other transfer of Landlord's interest in the Premises, Landlord shall be relieved of all liabilities and obligations of Landlord hereunder arising after the date of such transfer. Notwithstanding anything contained herein to the contrary, neither Landlord nor its officers, directors, members, agents, representatives, employees or affiliates, shall have no personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease. In the event of a breach or d~fau1t by Landlord of any of its obligations under this Lease, Tenant, and any persons clain1ing by, through or under Tenant shall look solely to the equity of the Landlord in the Premises for the satisfaction of Tenant's and/or such persons' remedies and claims for damages.

     16.16 No Merger. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (i) this lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate; and (ii) any such other estate or interest in the Premises or any part thereof. No such merger shall occur unless and until all persons, corporations firms and other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate Created by this Lease; and (2) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

     16.17 Interpretation. The captions by which the. Articles and Sections of this Lease are identified are for convenience only and shall have no effect upon the interpretation of this Lease Whenever the context so requires, singular numbers shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders, and the terms "Landlord" and "Tenant" and "person" shall include corporations, limited liability companies, partnerships, associations, other legal entities, and individuals.

     16.18 Relationship of the Parties. Nothing in this Lease shall create a partnership, joint venture, employment relationship, borrower and lender relationship, or any other relationship between Landlord and Tenant, other than the relationship of landlord and tenant.

     16.19 Successors. This Lease shall be binding upon  and
inure  to  the  benefit  of  the parties  hereto  and  their
respective   personal  and  legal  representatives,   heirs,
successors, and assigns.




     16.20 Modifications. This Lease may not be altered, amended, changed, waived, terminated, or modified in any manner except by a written instrument executed by Landlord and Tenant.

     16.21 Brokerage Fees. Landlord and Tenant each represent and warrant that they have not employed a broker in connection with the execution of this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions arising from such party having employed a broker contrary to its representation in this Section.

     16.22 Waiver of Redemption. To the extent permitted by law, Tenant hereby waives any and all rights of redemption with respect to this Lease. Tenant hereby waives any rights it may have to any notice to cure or vacate or to quit provided by any current or future law; provided that the foregoing shall not be deemed to waive any notice expressly provided in this Lease.

     16.23 Not Binding Until Executed. This Lease does not constitute an "offer" and is not binding until fully executed and delivered by Landlord

     16.24. Reasonable Consent. Wherever Landlord's consent or approval shall be required ) herein, such consent or approval shall not be unreasonably or arbitrarily withheld or delayed unless otherwise set forth to the contrary in this Lease.

     16.25 No Continuous Operation. Notwithstanding anything contained in this Lease, expressly or impliedly, to the contrary, and notwithstanding the agreement herein contained for the payment by Tenant of rent it is specifically and expressly understood and agreed that Tenant shall be under no duty or obligation, either express or implied, to open, or thereafter to continuously conduct, its business in the Premises at any time during the Term. Further, Tenant's failure to open for business in the Premises shall not otherwise entitle Landlord to commence or to maintain any action, suit, or proceeding, whether in law or in equity, relating in any way to Tenant's failure to open or thereafter to continuously conduct its business in the Premises without limiting the generality of the foregoing, Tenant shall have the right to close to partial days per year to take inventory and shall, at Tenant's option, be closed Thanksgiving Day, Christmas Day, New Years Day, and Easter.

     16.26 Matters of Record. This Lease is expressly subject to all matters of record and Tenant hereby agrees to comply with the terms of all agreements and other matters of record. The rights of Tenant set forth herein are subject to the rights of other parties under agreements of record, and the exercise of such rights by such parties shall not constitute a breach under this Lease.

     16.27 Financial Assurance Provision. Notwithstanding anything to the contrary contained in this Lease, if at any time during the initial seven (7) years of the Term (measured from the Commencement Date) (the "Financial Assurance Period"), the "tangible net worth"



  (as hereinafter defined) of Tenant (as of the time any quarterly or annual financial statement and/or calculation of tangible net worth is due, as provided below) falls below the amount equal to fifty percent (50%) of Tenant's tangible net worth as of January 29, 2000 of Two Hundred Fifty-Five Million Three Hundred Sixty-Four Thousand Dollars ($255,364,000.00) (a "Financial Assurance Failure Event"), Tenant shall immediately notify Landlord and, within ten
(10) days following such notice from Tenant (or, in the event Landlord becomes aware of a Financial Assurance Failure Event prior to such notice from Tenant, then within ten (10) days following written notice from Landlord) remit to Landlord a sum (in cash or other immediately available funds) equal to the aggregate Fixed Monthly Rent payments scheduled to be paid during the final twelve (12) months of the Initial Term of this Lease (the " Financial Assurance Amount"). The Financial Assurance Amount shall be promptly deposited by Landlord in interest bearing account selected by Landlord, in Landlord's sole discretion. Notwithstanding anything to the contrary contained herein, any interest which accrues on the Financial Assurance Amount shall be added to and included as part of the Financial Assurance Amount for all purposes under this Section.

     In connection with the foregoing, on or before the date which is forty-five (45) days following the expiration of each fiscal quarter (other than the last fiscal quarter) of Tenant (it being understood and agreed that Tenant's fiscal year .shall end on the Saturday closest to January 31 in each year) during or relating to the Financial Assurance Period (ie, the dates) which are three (3), six (6) and nine
(9) months, respectively, following the expiration of the previous fiscal year of Tenant), Tenant shall furnish or
cause   to   be  furnished  to  Landlord  current  financial
statements  and  a  calculation  of  Tenant's  then  current
tangible   net  worth,  all  prepared  in  accordance   with
generally   accepted   accounting  principles   (GAAP)   and
certified by the Chief Financial Officer of Tenant. In addition, on or before the date which is ninety (90) days following the expiration of each fiscal year of Tenant during or relating to the Financial .Assurance Period, Tenant shall (i) furnish or cause to be furnished to Landlord audited, current financial statements prepared in accordance with generally accepted accounting principles
(GAAP)   and  certified  by  a  reputable  accounting   firm
reasonably acceptable to Landlord, and (ii) a calculation of Tenant's then current tangible net worth (certified 'by Tenant's .Chief Financial Officer), prepared in accordance
with   generally  accepted  accounting  principles   (GAAP).
..Tenant's failure' to timely provide any financial statement required , pursuant to this Section. shall, without further
notice,    constitute   a   default   under   this    Lease.
Notwithstanding  anything  to  the  contrary   herein,   all
financial statements provided to Landlord pursuant to the provisions of this Paragraph shall be. subject to the.
agreements regarding confidentiality set forth in that certain letter agreement dated July 12, .2000 and executed by Landlord representative. (John Plunkett) on July 13, 2000; provided, however, and . notwithstanding the foregoing or any other contrary provision Landlord may disclose such financial statements to its accountants, attorneys and other
representatives  and/or  agents  in  connection  with,   the
administration of this Lease (which parties shall also maintain such financial statements as confidential) and/or
in   connection   with  any  litigation  or  other   dispute
concerning this Lease (provided Landlord shall not oppose or
contest   a   motion  by  Tenant  to  .have  such  documents
maintained under seal of the decisionmaking authority)





     The Financial Assurance Amount shall be held by Landlord, subject to the following provisions of this Section, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the remainder of the Lease Term. If Tenant defaults (beyond applicable notice and cure periods) with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Fixed Monthly Rent, Additional Rent and other charges payable to Landlord under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Financial Assurance Amount for the payment of any such sum in default or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Notwithstanding anything to the contrary contained in this Lease, Landlord's receipt, use or application of the Financial Assurance Amount shall in no way limit any other right or remedy available to Landlord under this Lease or applicable law or equity .

     Provided Tenant is not then in default under this Lease beyond applicable notice and cure periods, and Tenant has not previously been in default under this Lease beyond applicable notice and cure periods at any time during the period in which Landlord was in receipt of the Financial Assurance Amount (or any portion thereof), then on the first anniversary of the expiration of the Financial Assurance Period (the "Disgorgement Commencement Date") and / on each anniversary of such date thereafter, Landlord shall disgorge to Tenant an amount equal to one-seventh (1/7) of the amount of the Financial Assurance Amount as of the Disgorgement Commencement Date until the Financial Assurance Amount is completely disgorged to Tenant; provided, however, and notwithstanding the foregoing, the seventh (7111) such payment by Landlord to Tenant shall include any remaining portion of the Financial Assurance Amount. In the event Landlord is not required to disgorge the Financial Assurance Amount (or any remaining portion thereof) then, provided such amount is not otherwise used or applied by Landlord in accordance with the other provisions of this Section, Landlord shall return to Tenant (or, at Landlord's option, the last assignee of Tenant's interest hereunder) the remaining balance of the Financial Assurance Amount within thirty (30) days following the expiration of the Term of this Lease.

     For purposes of this Section, "tangible net worth" shall mean shareholders equity in Tenant, minus the value of intangible assets, as defined under generally accepted accounting principles (GAAP) (as such definition exists as of November 30, 2000), such as, but not limited to, goodwill, patents and trademarks

16.28 Seller's Recapture Rights.

Landlord and Tenant understand that Seller has certain rights of recapture with respect to the Premises in accordance with Section 7 of the. Deed Restrictions (herein a Recapture Right). In the event Seller elects to exercise a Recapture Right for the Premises as a result of a violation of Section 7(A) or 7(B) of the Deed Restrictions, then i) Tenant shall have no further liability or obligation under this Lease or the Repurchase Agreement, and ii Landlord, as its sole and exclusive remedy, shall be entitled to any amounts to be paid by Seller pursuant to the recapture right.

     In the event Seller exercises its Recapture Right for the Premises as a result of a violation of Section 7(C), 7(D) or 7(E) under the Deed Restrictions, Landlord, as its sole and exclusive remedy shall be entitled to receive the entire amount to be paid by Seller under the Deed Restrictions for recapture of the Premises; in addition, Tenant shall reimburse Landlord the difference, if any, between a) the amount required to be paid by Seller under the Deed Restrictions, and b) the sum of i) the purchase price paid by Landlord for the Premises, plus ii) the unamortized portion of the Development Costs (as defined in the Deed Restrictions) for the Premises as of the date of the recapture, based upon the straight-line method of depreciation over a twenty year period. Upon such payment, this Lease shall terminate and be of no further force and effect. In the event of a recapture of the Premises by Seller, Landlord and Tenant shall cooperate to maximize the value received from Seller.





     [Rest  of Page Intentionally Left Blank with Signatures
Contained on Following Page]






IN  WITNESS WHEREOF, the parties have executed this Lease as
of the 6th   day of August 2002


WITNESS                         LANDLORD:

/s/Peggy Jetten                 TRANSLAKEWOOD, L.L.C.,

Print Name Peggy Jetten         a  Nevada  limited liability company



                                By:  TransLakewood Management
                                     Corporation,

                                a Nevada corporation
                                Its: Managing Member



                                By/s/ John Plunkett Jr
                                Its President


                                TENANT:

                                STERLING JEWELERS INC.



/s/  George S Frankovich        By: /s/ Richard  W Miller

Print Name George S Frankovich  Its  Executive Vice President



STATE OF NEVADA

COUNTY OF CLARK



BEFORE ME a Notary Public, in and for said County and State, personally appeared John R Plunkett Jr the President of TransLakewood Management Corporation a Nevada corporation who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed, and the fee act and deed of said limited liability company.



      IN TESTIMONY WHEREOF I have hereunto set my hand and official seal this 6th day of August 2002.



                              /s/ Teresa A Neuman
                                  Notary Public

[notary stamp]





STATE OF OHIO

COUNTY OF SUMMIT



BEFORE ME a Notary Public, in and for said County and State, personally appeared Richard Miller the Executive Vice President of Sterling Jewlers Inc who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed, and the fee act and deed of said corporation.



      IN TESTIMONY WHEREOF I have hereunto set my hand and official seal this 18th day of July 2002.



                              /s/ Thomas E Griffin
                                   Notary Public

[notary stamp]